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                                                                    Exhibit 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-97350) pertaining to Socket Communications, Inc. 1993 Stock Option/Stock Issuance Plan and 1995 Stock Plan of our report dated February 17, 1998 (except for Note 17 for which the date is March 25, 1998), with respect to the financial statements and schedule of Socket Communications, Inc. included in this Annual Report (Form 10-KSB) for the year ended December 31, 1997.

                                          ERNST & YOUNG LLP

San Jose, California
March 27, 1998